UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

SOLANA COMPANY

(Exact name of registrant as specified in its charter)

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Delaware	001-38445	36-4787690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Changes

As previously disclosed, on October 30, 2025 at the special meeting of stockholders (the “Special Meeting”) of Solana Company (formerly known as Helius Medical Technologies, Inc.) (the “Company”), shareholders of the Company approved the election of Cosmo Jiang to the Company’s Board of Directors (the “Board”). Immediately following the Special Meeting, Cosmo Jiang became a director of the Board.

On October 30, 2025, the Company received a written letter of resignation from Jeffrey S. Mathiesen (the “Resignation Letter”) informing the Executive Chairman of his resignation from the Board effective that same day.  Mr. Mathiesen was not a member of any committees of the Company. Mr. Mathiesen’s decision to resign is not the result of any disagreement with the Company and was in connection with the election of Cosmo Jiang to the Board. A copy of the Resignation Letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement

On October 30, 2025, Solana Company (Hong Kong) Limited (“Solana Company HK”), a wholly owned subsidiary of the Company, entered into an Employment Agreement with Joseph Chee (the “Employment Agreement”). A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Employment Agreement entitles Mr. Chee to, among other benefits, the following compensation:

●	An annual base salary of US$525,000 (the “Annual Base Salary”), reviewed at least annually;

●	a sign on cash bonus of US$61,250, considering the preparation work and contribution Mr. Chee has done during the period from September 18, 2025 up to October 30, 2025;

●	a discretionary annual cash bonus, the target value of which is 100% of the Annual Base Salary; and

●	additional incentives, as may be approved by the Board of Directors of Solana Company HK at its sole and absolute discretion in a separate grant letter.

Item 7.01Regulation FD Disclosure.

On November 5, 2025, Solana Company (formerly known as Helius Medical Technologies, Inc.) (the “Company”) issued a press release announcing that its board of directors approved a stock repurchase plan to acquire up to $100 million of the Company’s outstanding Class A common stock, $0.001 par value per share. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Information contained on or accessible through any website reference in either press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website addresses in this Current Report on Form 8-K by incorporation by reference of such press release is as inactive textual reference only.

Exhibit 99.2 hereto contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.2 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.

The information in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.2 hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company’s submission of information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01Other Events.

On November 3, 2025, the Company’s Board authorized a stock repurchase program for the purchase of up to $100 million of the Company’s outstanding Common Stock.  Repurchases of Common Stock may be made in the open market (including through Rule 10b-18 compliant transactions), in privately negotiated transactions, in block trades, through one or more accelerated share repurchase transactions, through one or more trading plans intended to comply with Rule 10b5-1, through tender offers, or by any combination of the foregoing. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Solana Company (Hong Kong) Limited and Joseph Chee effective as of October 30, 2025.
99.1	Resignation letter dated October 30, 2025 from Jeffrey S. Mathiesen.
99.2	Press Release, dated November 5, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLANA COMPANY.

Dated: November 5, 2025	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary

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